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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-62787) and Form S-4 (333-03107) and in the Registration Statements on Form S-8 (Nos. 33-57083, 33-57077, 33-57081, 33-64553, 333-10389
and 333-17891) of AirTouch Communications, Inc. of our reports dated March 13, 1995, on our audits of the consolidated financial statements and financial statement schedule of AirTouch Communications, Inc. for the year ended December 31, 1994, which report is included in AirTouch Communications Inc. Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

San Francisco, California
March 17, 1997